UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
(Amendment No. 4)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
American Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	27-0855785 (I.R.S. Employer Identification No.)

1614 15th Street, Suite 300
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units Representing Limited Partner Interests	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities act registration statement file number to which this form relates: Not applicable
Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note
This Amendment No. 4 amends the registration statement on Form 8-A (File No. 001-35257) originally filed with the Securities and Exchange Commission by American Midstream Partners, LP (the “Registrant”) on July 26, 2011, as amended on November 22, 2013, as further amended on February 4, 2014 and as further amended on April 1, 2015, in order to update the description of the Registrant’s securities contained therein.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in the Registrant is set forth under the caption “Our Cash Distribution Policy,” included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2016 under the Securities Exchange Act of 1934, as amended (which portion of Exhibit 99.1 replaced such caption as it appeared in the Registrant’s Registration Statements on Form S-3 (i) No. 333-201436 as filed with the Securities and Exchange Commission on January 9, 2015, (ii) No. 333-201434 as filed with the Securities and Exchange Commission on January 9, 2015, and (iii) No. 333-198888 as filed with the Securities and Exchange Commission on September 23, 2014 (collectively, the “Registrant Registration Statements”), and will be incorporated by reference into any prospectus filed in accordance with Rule 424(b) thereunder), which description is incorporated herein by reference.
A description of the partnership agreement of the Registrant is set forth under the caption “The Partnership Agreement,” also included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2016 under the Securities Exchange Act of 1934, as amended (which portion of Exhibit 99.1 replaced such caption as it appeared in the Registrant Registration Statements, and will be incorporated by reference into any prospectus filed in accordance with Rule 424(b) thereunder), which description is incorporated herein by reference.
Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 6, 2016

AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC, its general partner

By:	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President & Chief Financial Officer